Arthur Anderson LLP
                                             Suite 1100
                                             101 Second Street
                                             San Francisco, CA  94105-3601
                                             Tel 415 546 8200

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

October 31, 2000



Dear Sir/Madam:

We have read the first 5 paragraphs of Item 4 included in the Form 8-K dated October 26, 2000 of Cowlitz Bancorporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSON LLP


By /s/ Jeffrey M. Jarczyk
Jeffrey M. Jarczyk

Copy to: Mr. Don P. Kiser, Vice President & Chief Financial Officer, Cowlitz Bancorporation